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                                                                EXHIBIT 99.7

[LNB Investment Corp LOGO]

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                                PROMISSORY NOTE
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                                                                PN DGSI/LNB 101
                                                              page one of three
                                                              1,000,000.00 Loan

        FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned Digital Solutions, Inc. ("Borrower"), hereby promises to pay to the order of LNB Investment Corporation ("Lender") at 200 Lake Drive East, Suite 206, Cherry Hill, New Jersey 08002, or at such other place as Lender may designate in writing, the principal sum of $1,000,000.00, together with interest on such sum as set forth below.

        The unpaid principal balances outstanding under this Note shall bear a minimum interest at nine and seven eighths percent (9.875%) per annum initially. The rate will be adjusted every five (5) months, based on the Prime Index plus one percent (1%) as listed in the daily Wall Street Journal. Interest shall be computed on a daily basis using a year of 360 days and assessed for the actual number of days elapsed. Interest shall be paid monthly, in arrears, commencing on the date of funding, and on the due date of this Note fifteen months after funding, when all principal, and other sums outstanding under this note shall be due and payable in full. A 3% origination fee shall be prepaid at closing. The principal balance of this note shall be due and payable quarterly (every ninety
(90) days from the date entered above) in the amount of seventy thousand ($70,000.00) USD with a balloon payment, for the final quarter of the term, in the amount of seven hundred twenty thousand ($720,000.00) USD.

        This Note may be prepaid in full or in part after the first thirty (30) days without payment of any penalty. No partial pre-payments shall effect the obligation of the Borrower.

        Any payment made by Borrower by mail will be deemed tendered and received only upon actual receipt by Lender. All payments must be made promptly on the due date for each payment as required herein, time being of the essence. Borrower hereby expressly assumes all risk of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

        No delay or failure of Lender in exercising any right, remedy, power or privilege under this Note or pursuant to any applicable law shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or any default thereunder, to demand strict adherence to the terms of this Note.

        In the event that Borrower shall become in default thereunder, which default shall continue for seven (7) days after written notice thereof from Lender to Borrower specifying the default, the entire unpaid principal balance and all accrued interest under this Note shall become immediately due and payable together with (to the extent permitted under applicable law) the costs and attorney fees incurred by Lender in collecting or enforcing payment.


               Borrower    /s/ GJE    Lender   /s/ BRG
                        -------------        ------------
                             10/24/95
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[LNB INVESTMENT CORP LOGO]

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                                PROMISSORY NOTE
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                                                                 PN-DGSI/LNB 101
                                                              page two of three
                                                              1,000,000.00 Loan

        The Borrower hereby waives presentation for payment, demand, notice of non-payment, notice of protest and protest of this Note and diligence in collecting or bringing suit. The liability of Borrower shall be absolute and unconditional without regard to the ability of any other parties hereto.

        The Note is secured by certain Securities and a Finance Agreement DGSI/LNB 101) executed by the Borrower on the date hereof, as the same may be amended, modified or altered from time to time. If the value of the collateral which is the subject of such Security and Finance Agreement falls in value, (see Article III-3.1, 3.2, 3.3, 3.5 of the Finance Agreement) the Borrower agrees to provide additional collateral to the Lender. Such additional collateral will be delivered to the Lender within five (5) business days from the date of its written request for same.

The note is a junior general obligation of the Company and is fully subordinate to all "senior indebtedness" of the company now existing or hereafter incurred. Senior indebtedness is all indebtedness, liabilities and obligations of the Company for money borrowed from banks, savings and loan associations, the Small Business Administration and other financial institutions, and their affiliates, and any deferrals, renewals or extensions of any such senior indebtedness and notes or other instruments or evidences of such indebtedness issued in respect of or in exchange for any such senior indebtedness or any funding to pay or replace any such senior indebtedness or credit including all indebtedness of the Company to United Jersey Bank, its successors or assigns, unless in the instrument creating or evidencing the same, or pursuant to which it is outstanding, it is provided that such indebtedness or such deferral, renewal or extension thereof is not senior in right of payment of this Note. No payment or distribution of any kind or character on account of principal due under the loan agreement, shall be made by the Company to the Note Holder without the written consent of United Jersey Bank, its successors or assigns, which will not be unreasonably withheld, (it being understood that it would not be unreasonable for United Jersey Bank to withhold such consent if any event of default has occurred and is continuing with respect to the senior indebtedness), except that nothing contained herein shall impair the right of the Note Holder to exercise its right to sell the shares of Digital Common Stock pledged as collateral for this Note pursuant to the terms of the Note and the Loan Agreement, with such Note being deemed paid to the extent of such sale. No payment or distribution of any kind or character on account or interest on this Note shall be permitted during the continuance of any default within the meaning of any document or instrument evidencing or securing the senior indebtedness.

Although LNB agrees to subordinate to all other senior debt, it is agreed and understood LNB is to be the senior debtor in regards to the pledged collateral shares.


                        Borrower  /s/ GJE       Lender  /s/ BRG
                                 ----------            -----------
                                      10/24/95




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[LNB INVESTMENT CORP. LOGO]


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                                PROMISSORY NOTE
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                                                            PN DGSI/LNB 101
                                                            page three of three
                                                            1,000,000.00 Loan


        Upon tender of payment in full of all principal, interest and fees the Lender shall return this original Promissory Note noted paid in full.

        This Note and the liability of all parties under this Note shall be governed by the laws of the State of New Jersey, where this note has been delivered for value.


BORROWER:
DIGITAL SOLUTIONS, INCORPORATED


by: GEORGE J. EKLUND
    ---------------------------
    George J. Eklund, President
    October 24, 1995


STATE OF NEW JERSEY
COUNTY OF MIDDLESEX

        On the 24th day of October, 1995, before me personally came, George J. Eklund to me known, who, being by me duly sworn, did depose and say that the corporation described in and which executed the foregoing instrument; and the s(he) signed his/her name thereto by order of the board of directors of said corporation.


/s/ MARILYN FLOREZ MOSEL
---------------------------------
Notary Public of New Jersey
MY COMMISSION EXPIRES AUG. 3, 1999


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LENDER:
LNB INVESTMENT CORPORATION


by: BRUCE R. GOLDMAN
    ---------------------------
    Bruce R. Goldman, President


STATE OF NEW JERSEY   )
                      )   ss.
COUNTY OF CAMDEN      )

        The foregoing document was executed before me this 26th day of October, 1995.


/s/ PHYLLIS M. NUGENT
-------------------------------------
Notary Public of Gloucester County
MY COMMISSION EXPIRES DECEMBER 4, 1997
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Notary Public